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                                                                 Exhibit 10.26


                             FIFTH AMENDMENT TO THE
                              ANGELICA CORPORATION
                                  PENSION PLAN
                          (AS RESTATED APRIL 1, 1989)


            WHEREAS, Angelica Corporation (herein referred to as the

"Company") established effective April 1, 1980, the Angelica Corporation

Pension Plan (hereinafter referred to as the "Plan");

and

            WHEREAS, the Company desires to amend said Plan effective as of

January 1, 1994, except as provided herein;

            NOW, THEREFORE, the Company does hereby amend the Plan effective as of January 1, 1994, in the following respect:

                                       I.

            Section 4.6 is hereby added to the Plan and shall read as follows:

            "Section 4.6.  Direct Rollover Option.  Notwithstanding the other
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            provisions of this Section, a Participant or an alternate payee (as defined in Code section 414(p)(8)), who is eligible to receive a distribution from this Plan at any time on or after January 1, 1993, may direct the Trustee to transfer a specified amount equal to all or any portion of his benefit which constitutes an "eligible rollover distribution," (as defined in Code section 402(c)(4)) to the trustee of another eligible retirement plan. For purposes of distributions made for reasons other than the death of the Participant, 'eligible retirement plan' shall mean:

                 (i)   an individual retirement account described in Code
                       section 408(a), or

                 (ii)  an individual retirement annuity as described in Code section 408(b) (other than an endowment contract), or

                 (iii) a qualified trust described in Code section 401(a) and exempt from tax under Code section 501(a); provided that, such trust is a defined contribution plan which accepts such rollover contributions, or

                 (iv)  an annuity plan described in Code section 403(a).

            For purposes of distributions made to a spouse upon the death of the Participant, 'eligible retirement plan' shall mean only items
            (i) and (ii) as described above.


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            The Participant or alternate payee shall provide such direction to the Trustee in writing on a form provided by the Administrator and shall clearly specify on such form the eligible retirement plan to which such distribution shall be transferred. The Plan and the Administrator may rely on the information provided by the Participant or alternate payee and shall not be subject to penalties or liability due to such reliance.

            The Administrator shall provide notice of this option to the Participant or alternate payee in accordance with rules prescribed by the Internal Revenue Service. The notice shall be provided to the Participant or alternate payee at least thirty (30) but not more than ninety (90) days prior to the date the Participant's or alternate payee's benefits will be distributed."

            IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed this 28th day of December, 1994.
                 ----        --------

                                  ANGELICA CORPORATION


                                       /s/ L. J. Young
                                  By__________________________________________

                                       Chairman of the Board
                                  Its_________________________________________

[SEAL]

ATTEST:


     /s/ Jill Witter
- ---------------------------
       Secretary


                                                                  angelpp5.amd


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